Exhibit 10.11

NON-COMPETITION, CONFIDENTIALITY, AND NON-SOLICITATION

AGREEMENT

THIS AGREEMENT dated 7 - 13 - 99, is by and between Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the “Corporation”), and Thomas George Dritsas (“Manager”).

WITNESSETH

WHEREAS, Manager is disirous of being employed by Corporation through one of its subsidiaries in a managerial capacity, and Manager will have access to certain business trade secrets, business methods, processes, and financial information (“business information”) of Corporation which is sensitive, proprietary, and valuable to Corporation; and

WHEREAS, disclosure by Manager of “business information” would be injurious to the Corporation; and

WHEREAS, Corporation agrees to hire Manager upon the condition that Manager agrees to enter into this Agreement as it is deemed necessary for the protection of the business information of Corporation; and

NOW, THEREFORE, in consideration of those agreements herein contained, the parties hereby agree as follows:

1.	Term. This Agreement shall commence on the date hereof and continue for so long as Manager continues to be an employee of Corporation.

2.	Non- Competition. During the term, and for twenty-four (24) months thereafter, Manager shall not, individually or jointly with others, directly or indirectly, whether for his or her own account or for that of any other person or entity engage in, or have an ownership interest in a restaurant business which serves steak as a primary menu item at any location within any state wherein an existing Lone Star Steakhouse & Saloon restaurant then exists.

3.	Nondisclosure. During such employment and thereafter, Manager shall not at any time, directly or indirectly, disclose any recipes or “business information” furnished by the Corporation, and/or its management company, or any other information acquired by the Manager in the course of his or her employment with the Corporation in any capacity whatsoever, except to the Corporation, its duly authorized officers, employees or representatives entitled thereto. Upon termination of Manager’s employment with the Corporation, Manager shall immediately return all procedural manuals, guides, specifications, formulas, records, and similar materials of any kind, which are then in Manager’s possession or control, whether prepared by Manager or others.

4.	Non-Solicitation. In the event of Manager’s termination of employment with the Corporation, for a period of twenty-four (24) months thereafter such Manager shall not, employ or seek to employ, directly or indirectly any person serving in a

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and its seal affixed hereby by its officers thereunto duly authorized; and the Manager has executed this Agreement, as of the day and year first above written.

LONE STAR STEAKHOUSE & SALOON, INC.

		By:	/s/ Jamie B. Coulter
Jamie B. Coulter, Chief Executive Officer

By:	/s/ Thomas George Dritsas	By:	/s/ A A Cohr
	New “Manager”		Attest

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal affixed hereby by its officers thereunto duly authorized; and the undersigned has executed this Agreement, as of the day and year first above written.

LONE STAR STEAKHOUSE & SALOON, INC.

By:
Jamie B. Coulter, Chief Executive Officer

By:	/s/ Thomas George Dritsas	By:	/s/ A A Cohr
	“Undersigned”		Witness

Thomas George Dritsas

Name (Printed)

Lone Star Steakhouse & Saloon

Restaurant Location

Sullivan’s Raleigh